Exhibit 99.1

News Release Republic First Bancorp, Inc. February 5, 2010

REPUBLIC FIRST BANCORP, INC. REPORTS FOURTH QUARTER 2009 FINANCIAL RESULTS

Philadelphia, PA, February 5, 2010 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic First Bank, today announced its financial results for the period ending December 31, 2009.

During the fourth quarter of 2009, the Company recorded a net loss of $2.4 million, or $0.23 per share, compared to net income of $0.2 million, or $0.02 per share, for the third quarter 2009.

“The effects of the ongoing economic crisis have negatively impacted our financial results during 2009,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “As we look toward 2010, we are encouraged by the signs of economic recovery and feel very confident that we have positioned ourselves to emerge from this recession with the momentum to return to the positive results that our shareholders have been accustomed to in past years. We continued to show tremendous progress in the growth of core deposits as we revise our model to provide balance and stability to our organization in these incredibly challenging times.”

“We continue to look forward to the completion of the pending merger with Metro Bancorp, Inc (“Metro”). The Company and Metro strongly believe in the potential strength of a combined organization and continue to work toward a successful outcome.

Highlights

➢	The Company continues to strengthen its balance sheet and focus on asset quality.

➢	Core deposits increased by $217.0 million, or 43%, during the year ended December 31, 2009.

➢	Liquidity continues to improve resulting in the reduction of outside borrowings by $77.3 million when compared to December 31, 2008.

➢	Loans have decreased by $93.7 million over the previous 12 months as a result of the ongoing effort to reduce exposure to commercial real estate and strengthen our portfolio.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 13.14% and a Tier I Leverage Ratio of 9.36% at December 31, 2009.

➢	With the addition of new talent, products, and services the Company continues to strengthen itself for competitive growth and performance.

Income Statement

The Company reported a net loss of $2.4 million, or $0.23 per diluted share, for the three months ended December 31, 2009, compared to net profit of $0.2 million, or $0.02 per share in the prior quarter and a net loss of $0.4 million, or $0.04 per share, for the three months ended December 31, 2008. The fourth quarter 2009 loss was attributable to a $1.6 million gross impairment charge on investment securities available for sale and a one-time adjustment of $0.9 million related to FDIC insurance premiums. Excluding these  items, the Company’s net loss for the fourth quarter 2009 would have been approximately $0.8 million.

Significant deterioration of the nation’s economy resulted in higher credit costs during 2009. The provision for loan losses was $14.2 million in 2009 compared to $7.5 million in 2008 as a result of higher charge-offs and an increase in the loan loss reserve.

Net interest income was $7.0 million for the fourth quarter 2009 compared to $7.1 million for the fourth quarter 2008. The net interest margin decreased to 3.01% in the fourth quarter 2009 from 3.25% in the fourth quarter of 2008. On a year-to-date basis, net interest income was $27.4 million during 2009, compared to $28.9 million in 2008. The net interest margin decreased to 3.13% in 2009 from 3.28% in 2008. Margin compression during 2009 was driven by decreased loan volume, partially offset by reduced cost of funds for most products.

Balance Sheet

(dollars in thousands)			%		%
	12/31/09	12/31/08	Change	9/30/09	Change
Total assets	$1,008,642	$951,980	6%	$952,451	6%

Total loans (net)	680,977	774,673	(12%)	697,073	(2%)

Total deposits	882,894	739,167	19%	823,638	7%

Total core deposits*	719,319	502,332	43%	650,823	11%

* Core deposits equal total deposits less public and brokered certificates of deposit

The Company’s ongoing effort to remix and strengthen its balance sheet continues to show progress. Net loans decreased to $681.0 million as of December 31, 2009, as the Company continues to reduce concentrations in the commercial real estate portfolio. Core deposits grew by 43% to $719.3 million as of December 31, 2009 compared to $502.3 million one year ago. Liquidity continues to improve as the Company reduced outside borrowings by $77.3 million over the past 12 months, while increasing cash and cash equivalent balances by $21.2 million over the same period.

Core Deposits

Core deposits by type of account are as follows:

(dollars in thousands)						4th Qtr 2009
			%		%	Cost of
	12/31/09	12/31/08	Change	9/30/09	Change	Funds
Demand noninterest-bearing	$125,618	$70,814	77%	$92,017	37%	0.00%
Demand interest-bearing	52,919	43,044	23%	47,418	12%	0.68%
Money market and savings	327,103	231,643	41%	303,111	8%	1.75%
Certificates of deposit	213,679	156,831	36%	208,277	3%	2.43%
Total core deposits	$719,319	$502,332	43%	$650,823	11%	1.62%

Core deposits, which exclude all public and brokered certificates of deposit, increased to $719.3 million at December 31, 2009, an increase of $217.0 million, or 43%, from December 31, 2008 and an increase of $68.5 million, or 11%, compared to September 30, 2009.

Lending

The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

(dollars in thousands)
		% of		% of		% of
	12/31/09	Total	12/31/08	Total	9/30/09	Total

Commercial	$88,926	13%	$97,777	13%	$85,881	12%
Owner Occupied	85,481	12%	71,821	9%	78,527	11%
Total Commercial	174,407	25%	169,598	22%	164,408	23%

Consumer & Residential	22,359	3%	27,915	3%	20,586	3%
Commercial Real Estate	497,052	72%	585,569	75%	524,723	74%

Gross loans	$693,818	100%	$783,082	100%	$709,717	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	12/31/09	12/31/08	9/30/09
Nonperforming assets / total assets	3.93%	2.72%	3.09%
Net loan charge-offs / average total loans	0.46%	0.00%	1.92%
Allowance for loan losses / gross loans	1.85%	1.07%	1.78%
Allowance for loan losses / non-performing loans	49.32%	48.51%	68.03%
Nonperforming assets / capital and reserves	47.70%	29.54%	34.45%

Non-performing assets were $39.6 million, or 3.93% of total assets, as of December 31, 2009 compared to $29.4 million, or 3.09%, of total assets at September 30, 2009 and $25.9 million, or 2.72%, of total assets a year earlier. The Company recorded a provision for loan losses of $1.0 million during the three months ended December 31, 2009, compared to a provision of $1.6 million for the quarter ended December 31, 2008. The allowance for loan losses as a percentage of total loans was 1.85% as of December 31, 2009, compared to 1.07% one year ago.

Capital

The Company’s capital regulatory ratios at December 31, 2009 were as follows:

	Republic First	Regulatory Guidelines
	Bancorp, Inc.	"Well Capitalized"
Leverage Ratio	9.36%	5.00%
Tier I Risk Based Capital	11.89%	6.00%
Total Risk Based Capital	13.14%	10.00%

Total shareholders’ equity was $70.3 million at December 31, 2009 which represented a book value per share of $6.59, based on common shares outstanding of approximately 10.7 million.

About Republic First Bank

Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. These factors include competition, timing, the success of our planned merger with Metro, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Twelve months ended
(dollars in thousands, except per share amounts)	12/31/09	9/30/09	% Change	12/31/08	% Change	12/31/09	12/31/08	% Change

Income Statement Data:
Net interest income	$6,960	$6,805	2%	$7,051	(1%)	$27,415	$28,895	(5%)
Provision for loan losses	1,000	150	567%	1,601	(38%)	14,200	7,499	89%
Non-interest income	(1,205)	250	(582%)	(931)	(29%)	79	1,242	(94%)
Total revenues	5,755	7,055	(18%)	6,120	(6%)	27,494	30,137	(9%)
Non-interest expenses	8,556	6,700	28%	5,370	59%	30,960	23,887	30%
Provision (benefit) for income taxes	(1,368)	20	(6,940%)	(435)	(214%)	(6,223)	(777)	(701%)
Net income (loss)	(2,432)	185	(1,415%)	(416)	(485%)	(11,442)	(472)	(2,324%)

Per Common Share Data:
Net income (loss): Basic	$(0.23)	$0.02	(1,250%)	$(0.04)	(475%)	$(1.07)	$(0.04)	(2,575%)
Net income (loss): Diluted	(0.23)	0.02	(1,250%)	(0.04)	(475%)	(1.07)	(0.04)	(2,575%)
Book Value	$6.59	$6.82		$7.46		$6.59	$7.46
Weighted average shares outstanding:
Basic	10,666	10,666		10,623		10,655	10,503
Diluted	10,666	10,666		10,623		10,655	10,503

Balance Sheet Data:
Total assets	$1,008,642	$952,451	6%			$1,008,642	$951,980	6%
Loans (net)	680,977	697,073	(2%)			680,977	774,673	(12%)
Allowance for loan losses	12,841	12,644	2%			12,841	8,409	53%
Investment securities	192,395	109,104	76%			192,395	90,066	114%
Total deposits	882,894	823,638	7%			882,894	739,167	19%
Core deposits*	719,319	650,823	11%			719,319	502,332	43%
Other borrowed money	25,000	25,000	-			25,000	102,309	(76%)
Subordinated debt	22,476	22,476	-			22,476	22,476	-
Stockholders' equity	70,264	72,783	(3%)			70,264	79,327	(11%)

Capital:
Stockholders' equity to total assets	6.97%	7.64%				6.97%	8.33%
Leverage ratio	9.36%	9.72%				9.36%	11.14%
Risk based capital ratios:
Tier 1	11.89%	11.20%				11.89%	12.26%
Total Capital	13.14%	12.45%				13.14%	13.26%

Performance Ratios:
Cost of funds	1.63%	1.83%		2.51%		1.87%	2.94%
Deposit cost of funds	1.49%	1.69%		2.50%		1.75%	2.92%
Net interest margin	3.01%	3.13%		3.25%		3.13%	3.28%
Return on average assets	(0.97%)	0.08%		(0.18%)		(1.22%)	(0.05%)
Return on average total stockholders' equity	(13.38%)	1.02%		(2.08%)		(15.32%)	(0.60%)

Asset Quality
Net charge-offs to average loans outstanding	0.46%	1.92%				1.33%	0.96%
Nonperforming assets to total period-end assets	3.93%	3.09%				3.93%	2.72%
Allowance for loan losses to total period-end loans	1.85%	1.78%				1.85%	1.07%
Allowance for loan losses to nonperforming loans	49.32%	68.03%				49.32%	48.51%
Nonperforming assets to capital and reserves	47.70%	34.45%				47.70%	29.54%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	December 31, 2009			September 30, 2009			December 31, 2008

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$101,795	$68	0.27%	$55,007	$28	0.20%	$7,863	$19	0.96%
Securities	127,672	1,298	4.07%	82,039	1,036	5.05%	94,903	1,321	5.57%
Loans receivable	695,391	9,385	5.35%	733,767	9,705	5.25%	767,597	11,025	5.71%
Total interest-earning assets	924,858	10,751	4.61%	870,813	10,769	4.91%	870,363	12,365	5.65%

Other assets	66,143			58,124			49,664

Total assets	$991,001			$928,937			$920,027

Interest-bearing liabilities:

Demand non interest-bearing	$101,446			$86,206			$77,220
Demand interest-bearing	53,834	$92	0.68%	48,148	$78	0.64%	31,644	$44	0.55%
Money market & savings	320,613	1,417	1.75%	296,642	1,366	1.83%	230,668	1,487	2.56%
Time deposits	386,616	1,730	1.78%	369,863	1,963	2.11%	384,353	3,019	3.12%
Total deposits	862,509	3,239	1.49%	800,859	3,407	1.69%	723,885	4,550	2.50%

Total interest-bearing deposits	761,063	3,239	1.69%	714,653	3,407	1.89%	646,665	4,550	2.80%

Other borrowings	47,476	495	4.14%	47,476	501	4.19%	109,608	714	2.59%

Total interest-bearing liabilities	$808,539	$3,734	1.83%	$762,129	$3,908	2.03%	$756,273	$5,264	2.77%
Total deposits and
other borrowings	909,985	3,734	1.63%	848,335	3,908	1.83%	833,493	5,264	2.51%

Non interest-bearing liabilities	8,893			8,897			7,034
Shareholders' equity	72,123			71,705			79,500
Total liabilities and
shareholders' equity	$991,001			$928,937			$920,027

Net interest income		$7,017			$6,861			$7,101
Net interest spread			2.78%			2.88%			2.88%

Net interest margin			3.01%			3.13%			3.25%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2009			December 31, 2008

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$48,580	$118	0.24%	$9,821	$218	2.22%
Securities	96,787	4,633	4.79%	89,365	5,135	5.75%
Loans receivable	736,647	38,943	5.29%	789,446	48,846	6.19%
Total interest-earning assets	882,014	43,694	4.95%	888,632	54,199	6.10%

Other assets	58,106			51,349

Total assets	$940,120			$939,981

Interest-bearing liabilities:

Demand non interest-bearing	$86,621			$76,671
Demand interest-bearing	47,174	$310	0.66%	33,976	$327	0.96%
Money market & savings	281,621	5,258	1.87%	222,590	6,150	2.76%
Time deposits	383,535	8,374	2.18%	397,740	14,844	3.73%
Total deposits	798,951	13,942	1.75%	730,977	21,321	2.92%

Total interest-bearing deposits	712,330	13,942	1.96%	654,306	21,321	3.26%

Other borrowings	57,454	2,113	3.68%	121,236	3,760	3.10%

Total interest-bearing liabilities	$769,784	$16,055	2.09%	$775,542	$25,081	3.23%
Total deposits and
other borrowings	856,405	16,055	1.87%	852,213	25,081	2.94%

Non interest-bearing liabilities	9,031			8,459
Shareholders' equity	74,684			79,309
Total liabilities and
shareholders' equity	$940,120			$939,981

Net interest income		$27,639			$29,118
Net interest spread			2.86%			2.87%

Net interest margin			3.13%			3.28%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
(dollars in thousands)	12/31/09	9/30/09	12/31/08	12/31/09	12/31/08

Balance at beginning of period	$12,644	$16,037	$6,807	$8,409	$8,508
Provisions charged to operating expense	1,000	150	1,601	14,200	7,499
	13,644	16,187	8,408	22,609	16,007

Recoveries on loans charged-off:
Commercial	-	-	-	-	119
Tax refund loans	-	-	-	-	77
Consumer	-	1	1	2	3
Total recoveries	-	1	1	2	199

Loans charged-off:
Commercial	(803)	(3,544)	-	(9,764)	(7,778)
Tax refund loans	-	-	-	-	-
Consumer	-	-	-	(6)	(19)

Total charged-off	(803)	(3,544)	-	(9,770)	(7,797)

Net charge-offs	(803)	(3,543)	1	(9,768)	(7,598)

Balance at end of period	$12,841	$12,644	$8,409	$12,841	$8,409

Net charge-offs as a percentage of
average loans outstanding	0.46%	1.92%	0.00%	1.33%	0.96%

Allowance for loan losses as a percentage of
period-end loans	1.85%	1.78%	1.07%	1.85%	1.07%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2009	2009	2009	2009	2008

Non-accrual loans:
Commercial real estate	$25,449	$17,997	$15,262	$14,882	$16,424
Consumer and other	585	588	600	607	909
Total non-accrual loans	26,034	18,585	15,862	15,489	17,333

Loans past due 90 days or more
and still accruing	-	-	-	2,759	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	26,034	18,585	15,862	18,248	17,333

Other real estate owned	13,611	10,847	10,016	10,016	8,580

Total non-performing assets	$39,645	$29,432	$25,878	$28,264	$25,913

Non-performing loans to total loans	3.75%	2.62%	2.12%	2.43%	2.21%

Non-performing assets to total assets	3.93%	3.09%	2.76%	3.10%	2.72%

Non-performing loan coverage	49.32%	68.03%	101.10%	46.22%	48.51%

Allowance for loan losses as a percentage
of total period-end loans	1.85%	1.78%	2.14%	1.12%	1.07%

Non-performing assets/capital plus	47.70%	34.45%	29.63%	33.28%	29.54%
allowance for loan losses